EXHIBIT 23










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                               CONSENT OF COUNSEL


         The consent of Theresa A. Szuba, general counsel to the Company, is filed in Exhibit 5.


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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-2 of our report dated July 29, 2001 relating to the financial statements, which appears in the 2001 Annual Report to Investors of Telmark LLC. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.






PricewaterhouseCoopers LLP


Syracuse, New York
October 17, 2001



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